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                                   EXHIBIT 11



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                     CANNONDALE CORPORATION AND SUBSIDIARIES

                                                                      EXHIBIT 11

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT FOR PER-SHARE DATA)
                                   (UNAUDITED)



                                                      Three Months Ended      Nine Months Ended
                                                      March 30,   April 1,   March 30,    April 1,
                                                        1996       1995        1996         1995
                                                        ----       ----        ----         ----

Primary Earnings per share computation:
    Average shares outstanding ..................       8,564       7,104       8,089       5,479
    Net effect of stock options -
    based on the treasury stock method ..........         328         360         357         362
    Net effect of warrants -
    based on the treasury stock method ..........           -           -           -         477
                                                      -------     -------     -------     -------
    Weighted average number of common shares
    and equivalents outstanding during the
       period ...................................       8,892       7,464       8,446       6,318
                                                      =======     =======     =======     =======
    Income before extraordinary
       item .....................................     $ 4,224     $ 4,923     $ 6,642     $ 4,634
    Accumulated preferred stock
       dividends ................................           -           -           -        (400)
                                                      -------     -------     -------     -------
    Income applicable to common shares
       before extraordinary item ................       4,224       4,923       6,642       4,234
    Extraordinary income (loss) .................           -         456           -        (685)
                                                      -------     -------     -------     -------
    Income applicable to common shares
       and equivalents ..........................     $ 4,224     $ 5,379     $ 6,642     $ 3,549
                                                      =======     =======     =======     =======
    Income per share before extraordinary
       item .....................................     $  0.48     $  0.66     $  0.79     $  0.67
    Extraordinary income (loss) per share .......        0.00        0.06        0.00       (0.11)
                                                      -------     -------     -------     -------
    Net income per share ........................     $  0.48     $  0.72     $  0.79     $  0.56
                                                      =======     =======     =======     =======

Fully diluted earnings per share computation (1):
    Average shares outstanding ..................       8,564       7,104       8,089       5,479
    Net effect of stock options -
    based on the treasury stock method ..........         400         360         409         362
    Net effect of warrants -
    based on the treasury stock method ..........           -           -           -         477
                                                      -------     -------     -------     -------
    Weighted average number of common shares
    and equivalents outstanding during the period       8,964       7,464       8,498       6,318
                                                      =======     =======     =======     =======
    Income before extraordinary
       item .....................................     $ 4,224     $ 4,923     $ 6,642     $ 4,634
   Accumulated preferred stock dividends.........           -           -           -        (400)
                                                      -------     -------     -------     -------
   Income applicable to common shares
       before extraordinary item ................       4,224       4,923       6,642       4,234
    Extraordinary income (loss) .................           -         456           -        (685)
                                                      -------     -------     -------     -------
    Income applicable to common shares
       and equivalents ..........................     $ 4,224     $ 5,379     $ 6,642     $ 3,549
                                                      =======     =======     =======     =======
    Income per share before extraordinary
       item .....................................     $  0.47     $  0.66     $  0.78     $  0.67
    Extraordinary income (loss) per share .......        0.00        0.06        0.00       (0.11)
                                                      -------     -------     -------     -------
    Net income per share ........................     $  0.47     $  0.72     $  0.78     $  0.56
                                                      =======     =======     =======     =======









(1) No effect has been given to the Series A Preferred Stock (redeemed in December 1994) as their effect would be anti-dilutive.